SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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                           MET INVESTORS SERIES TRUST
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

                           MET INVESTORS SERIES TRUST

                        Harris Oakmark International Portfolio
 formerly known as State Street Research Concentrated International Portfolio)

                               22 Corporate Plaza Drive
                           Newport Beach, California 92660


                              INFORMATION STATEMENT


         The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the Harris Oakmark International Portfolio (known as the State Street Research Concentrated International Portfolio prior to January 1, 2003)(the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). This Information Statement is being mailed on or about March 1, 2003. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

         Met Investors Advisory LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 22 Corporate Plaza Drive, Newport Beach, California 92660. State Street Bank and Trust Company is the administrator of the Trust and is located at One Federal Street, Boston, Massachusetts 02206.

         Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. Although you received a Supplement dated November 18, 2002 to the Prospectuses dated May 1, 2002 and July 15, 2002, informing you of the change in the Portfolio's Adviser, name and investment strategies, this Information Statement contains additional information regarding these changes and is being provided to you to satisfy this condition of the exemptive relief.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

         Prior to January 1, 2003, State Street Research & Management Company ("State Street Research") was Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated October 1, 2001, by and between the Manager and State Street Research (the "Previous Advisory Agreement").

         Effective December 31, 2002, State Street Research resigned as Adviser to the Portfolio, and the Previous Advisory Agreement was terminated. The resignation was the result of State Street Research's decision to not manage any international portfolios at the present time.

         At a meeting of the Board of Trustees of the Trust held on November 13, 2002, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act) ("Disinterested Trustees"), approved a new investment advisory agreement between the Manager and Harris Associates L.P. ("Harris") with respect to the Portfolio, which took effect as of January 1, 2003 (the "New Advisory Agreement"). As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement, except for the Adviser, the investment advisory fee and the effective date. As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Manager pays the increase in the advisory fee resulting from the change in asset breakpoints under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect and the fees payable to the Manager by the Portfolio under the Management Agreement will not change. THERE IS NO INCREASE IN THE MANAGEMENT FEES PAID BY THE PORTFOLIO AS A RESULT OF THE NEW ADVISORY AGREEMENT.

         As a result of the approval of the New Advisory Agreement, effective January 1, 2003, Harris replaced State Street Research as the Adviser to the Portfolio and the name of the Portfolio was changed to "Harris Oakmark International Portfolio." All references to the State Street Research Concentrated International Portfolio in the Trust's Prospectus and Statement of Additional Information were changed as of that date to the "Harris Oakmark International Portfolio." In addition, all references to State Street Research were replaced with Harris. The Trust has been informed that MetLife (as defined in the Portfolio's Prospectus) may temporarily continue to refer to the "State Street Research Concentrated International Portfolio" in their forms and communications with Contract owners and prospective Contract owners until they are able to revise such documents.

II.      The Previous and New Advisory Agreements

                  The Previous Advisory Agreement

         The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Previous Advisory Agreement also generally provided that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Under the Previous Advisory Agreement, the Manager paid an advisory fee to State Street Research, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.60% of the first $250 million of such assets, plus 0.55% of such assets over $250 million up to $500 million, plus 0.50% of such assets over $500 million up to $750 million, plus 0.45% of such assets over $750 million. For the fiscal year ended December 31, 2002, the Manager paid State Street Research $69,373 in aggregate advisory fees.

         The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees at a meeting held on August 21, 2001 and was executed on October 1, 2001, pursuant to approval of the Portfolio's initial sole shareholder on September 20, 2001.

                  The New Advisory Agreement

         The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser, the advisory fee and the effective date. Like the Previous Advisory Agreement, the New Advisory Agreement provides that it will remain in effect for an initial two-year term and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

        The New Advisory Agreement also generally provides that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

                  Advisory Fee

         Under the New Advisory Agreement, the Manager pays an advisory fee to Harris, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.65% of the first $25 million of such assets, plus 0.60% of such assets over $25 million up to $250 million, plus 0.55% of such assets over $250 million up to $500 million, plus 0.50% of such assets over $500 million. As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Manager pays the increase in the advisory fee resulting from the change in asset breakpoints under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect and the fees payable to the Manager by the Portfolio under the Management Agreement will not change. There is no increase in the management fees paid by the Portfolio as a result of the advisory fees paid under the New Advisory Agreement.

         The following table shows the actual aggregate advisory fee paid to State Street Research by the Manager for the fiscal year ended December 31, 2002 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:

------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee paid under    Pro Forma Aggregate Advisory Fee paid    % Difference Between Actual and
   the Previous Advisory Agreement for      under the New Advisory Agreement for    Pro Forma Aggregate Advisory Fees
   Fiscal Year Ended December 31, 2002       Fiscal Year Ended December 31, 2002
------------------------------------------ ---------------------------------------- ----------------------------------
------------------------------------------ ---------------------------------------- ----------------------------------
                 $69,373                                   $75,154                                 8%
------------------------------------------ ---------------------------------------- ----------------------------------


                  Effective Date

          The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on November 13, 2002 and its effective date was January 1, 2003.

III.     Board Considerations

         At a meeting of the Board of Trustees of the Trust held on November 13, 2002, the Board of Trustees, including the Disinterested Trustees, approved the Manager's proposal to (i) select and appoint Harris as the Adviser for the Portfolio and (ii) change the name of the Portfolio to the " Harris Oakmark International Portfolio." In approving Harris as the new Adviser for the Portfolio and the related name change, the Board of Trustees considered certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by Harris, including the credentials and investment experience of its officers and employees; (ii) Harris's investment approach; (iii) the structure of Harris and its ability to provide services to the Portfolio, based on both its financial condition as well as its performance record with comparable funds; (iv) a comparison of Harris's advisory fee with those of the current Adviser and (v) indirect costs and benefits of Harris serving as the Adviser to the Portfolio, such as investment research the Adviser may receive in connection with the Portfolio's brokerage commissions.

         The Trustees also considered the fact that the Manager's profitability would not increase as a result of Harris becoming Adviser to the Portfolio.

         In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and Harris was in the best interests of the Portfolio and its shareholders.

IV.      The Adviser

         Harris is a Delaware limited partnership organized in 1995. The general partnership interest in Harris is owned by Harris Associates, Inc., which in turn is a wholly-owned subsidiary of Paris-based CDC IXIS Asset Management Holdings, LLC. Harris' address is Two North Lasalle Street, Suite 500, Chicago, Illinois 60602-3790. The address of Harris' immediate parent company, CDC IXIS Asset Management North America, L.P., is 399 Boylston Street, Boston, Massachusetts 02116. As of December 31, 2003, Harris had over $30 billion in assets under investment management.

     David G. Herro, C.F.A. and Michael J. Welsh, C.F.A. will manage the Portfolio. Mr. Herro joined Harris in 1992 as a portfolio manager and analyst. Mr. Welsh joined Harris as an international analyst in 1992.

Harris's directors and executive officers are as follows:

Name, Address and     Positions Held With    Principal Occupations During the
Year of Birth                Harris              Last Five Years

Peter Voss, 1946             Director            President and Chief
399 Boylston St                                  Executive Officer, CDC
Boston, MA 02116                                 IXIS Asset Management
                                                 North America, L.P., formerly
                                                 known as Nvest
                                                 Companies, L.P., and its
                                                 predecessor firms.



Name, Address and                 Positions Held With            Principal Occupations During the
Year of Birth                            Harris                            Last Five Years

Robert Levy, 1950                       Director and                      Chairman, Harris
Two North LaSalle Street              Executive Officer                Associates International
Suite 500                                                                  ("HAI"), Chief
Chicago, IL 60602                                                          Investment Officer,

                                                                        Harris,  since 2001;
                                                                        President and Chief
                                                                        Executive Officer,
                                                                        HAI, Harris and
                                                                        Harris Associates
                                                                        Securities  L.P.
                                                                        ("HASLP") from
                                                                         1997 to 2002
                                                                         portfolio
                                                                        manager,  Harris.

Kristi L. Roswell, 1966                   Director and                 Chief Financial Officer
Two North LaSalle Street                  Executive Officer            and Treasurer, HAI and
Suite 500                                                              Harris, and Chief
Chicago, IL 60602                                                      Financial Officer, HASLP since 1999; Assistant

Treasurer, Harris prior thereto.

John R. Raitt, 1954                       Director and                 President and Chief
Two North Lasalle St.                     Executive Officer            Executive Officer, HAI
Suite 500                                                              HASLP and Harris
Chicago, IL 60602                                                      since 2003; Chief Operating Officer, Harris
                                                                       from 2001 to 2002;

                                                                       Director of Research,
                                                                       Harris from 1998 to
                                                                       2002; and Associate Director of Research
                                                                       Harris prior thereto.

Anita M. Nagler, 1956                     Director and                 Managing Director of
Two North Lasalle St.                     Executive Officer            Alternative &
Suite 500                                                              International Investing
Chicago, IL 60602                                                      Group, HAI since 2001; prior thereto, Vice
                                                                       President and General Counsel, Harris; Chief
                                                                       Operating Officer, HASLP, from 1999-2001.
Name, Address and                         Positions Held With          Principal Occupations During the
Year of Birth                             Harris                       Last Five Years

G. Neil Ryland , 1941                     Director                     Executive Vice President
399 Boylston St.                                                       and Chief Financial
Boston, MA 02116                                                       Officer, CDC IXIS Asset Management North America,
                                                                       L.P., formerly known as Nvest
                                                                       Companies, L.P. and its
                                                                       predecessor firms.

         Harris acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Portfolio.

                                            Annual Advisory Fee Rate         Approximate Net Assets
         Fund                               (as a % of net assets)           as of January 31, 2003 ($ millions)
         ----                               ----------------------           -----------------------------------

Oakmark International Fund                     1.00% to $2 billion;                     $1.7 billion
                                               0.95% next $1 billion;
                                               0.85% over $3 billion


CDC Nvest Star Worldwide Fund                  0.65% on first $50 million;              $30
                                               0.60% next $50 million;
                                               0.55% over $100 million


Hillview Alpha Fund-International Fund         0.75% on first $25 million;              $9
                                               0.70% next $25 million;
                                               0.60% next $50 million;
                                               0.50% over $100 million

MassMutual International Overseas Fund         0.65% on first $50 million;              $60
                                               0.60% next $50 million;
                                               0.50% over $100 million

Master Select International Fund               0.65%                                    $82

Schwab International MarketMasters Fund        0.60% on first $125 million;             $77
                                               0.575% on next $125 million;
                                               0.55% over $250 million


         There are no fee waivers or expense limitations in effect with respect to any of the advisory fees listed above.

V.       Changes in Portfolio's Investment Style

         The transition from State Street Research to Harris as Adviser of the Portfolio involved certain portfolio transaction costs as Harris restructured the Portfolio to reflect a change in the Portfolio's investment strategy, as described below. Harris has notified the Trust that the estimated transaction costs of this restructuring did not exceed 1% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

         Harris manages the Portfolio using a somewhat different investment style than State Street Research used. Under Harris' management, the Portfolio will invest in both mature and less developed markets. Ordinarily, the Portfolio will invest in the common stocks of issuers located in at least five countries outside the U.S. There will be no geographic limits on the Portfolio's foreign investments, but it is not anticipated that the Portfolio will invest more than 35% of its assets in securities of companies based in emerging markets. The Portfolio may invest in the equity securities of companies of any market capitalization.

         Unlike State Street Research which applies elements of growth investing and value investing to international markets, Harris uses a value investment style in selecting equity securities for the Portfolio. Harris believes that, over time, a company's stock price converges with its true business value. By "true business value" Harris means its estimate of the price a knowledgeable buyer would pay to acquire the entire business. Harris believes that investing in equity securities priced significantly below what Harris believes is the true business value presents the best opportunity to achieve the Portfolio's investment objective. Harris uses this value philosophy to identify companies that it believes have discounted stock prices compared to the companies' true business values.

                  The Portfolio is classified as a "non-diversified" company under the 1940 Act, which means that it could concentrate its investments in a smaller number of companies than many other funds. State Street Research generally expected to invest in approximately 25 to 35 companies while Harris expects to invest in 30 to 60 companies. Although Harris expects the Portfolio to operate as a diversified investment company, the Portfolio will retain its "non-diversified" classification to give Harris the flexibility to pursue a more selective investment strategy.

VI.      Portfolio Transactions

         Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in executing portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the nature of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that, because this material must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.

         As noted above the Adviser may purchase new issues of securities for the Portfolio in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide the Adviser with research in addition to selling the securities (at the fixed public offering price) to the Portfolio or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Portfolio, other investment advisory clients, and the Adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However NASD Regulation, Inc. has adopted rules expressly permitting broker-dealers to provide bona-fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

         The Adviser, subject to seeking the most favorable price and best execution and in compliance with the Conduct Rules of NASD Regulation, Inc., may consider sales of shares of the Trust as a factor in the selection of broker-dealers. The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"); or (ii) reward brokers for past sales of Trust shares ("Reward Brokerage"). The Trustees will review the levels of Directed Brokerage and Reward Brokerage for the Portfolio on a quarterly basis.

         The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

         The Adviser to the Portfolio may execute portfolio transactions through certain of its affiliated brokers, if any, acting as agent in accordance with the procedures established by the Board of Trustees, but will not purchase any securities from or sell any securities to any such affiliate acting as principal for its own account.

         For the year ended December 31, 2002, the Portfolio paid $65,733 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or State Street Research.

VII.     Portfolio's Ownership Information

         Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company, MetLife Investors Insurance Company of California and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

         As of February 25, 2003, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of February 25, 2003, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.